Exhibit 10.1

This amendment to that certain leak-out agreement, dated April 7, 2020 (this “Amendment”) is being delivered to you by the undersigned shareholder of the Company (the “Shareholder”) in connection with an understanding by and between AgEagle Aerial Systems, Inc., a Nevada corporation (the “Company”), and Alpha Capital Anstalt or its assigns (the “Holder”).

Reference is made to that certain leak-out agreement, dated April 7, 2020 (the “Leak-Out Agreement”) by and among the Shareholder, the Company and the Holder. The parties hereto have agreed to amend paragraph 3 of the Leak Out Agreement as follows:

“The Shareholder agrees with the Company and the Holder that, for a period of twelve (12) months commencing on September 7, 2020 (such period, the “Restricted Period”), neither the Shareholder, nor any Affiliate of the Shareholder which has or shares discretion relating to the Shareholder’s investments or trading or information concerning the Shareholder’s investments, including in respect of the shares of Common Stock of the Company(together, the “Shareholder’s Trading Affiliates”), collectively, shall not sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock, or shares of Common Stock underlying any Common Stock Equivalents held by the Shareholder on the date hereof (collectively, the “Restricted Securities”) in an amount representing more than 50,000 Restricted Securities per calendar month. After the Restricted Period, the restrictions set forth in this Amendment shall cease.”

Except for the amendment to paragraph 3 of the Leak-Out Agreement as set forth above, any other terms and conditions set out in the Leak-Out Agreement and not explicitly amended or modified herein, shall remain unchanged and in full force and effect for the duration of the Restricted Period. The Leak-Out Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Leak-Out Agreement (as amended by this Amendment).

The terms of this Amendment shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Amendment may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

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The parties hereto have executed this Amendment as of the date first set forth above.

“COMPANY”

AGEAGLE AERIAL SYSTEMS INC.

By: /s/ Nicole Fernandez-McGovern
Name: Nicole Fernandez-McGovern

Title: Chief Financial Officer

Agreed to and Acknowledged:

“SHAREHOLDER”

By:	/s/ Bret Chilcott
Name: Bret Chilcott
Title: AgEagle Founder
Email Address:

Agreed to acknowledged:

“HOLDER”

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name: Nicola Feuerstein
Title: Secretary
Email: